EXHIBIT 99.1

                   Premiere Global Services Revises
   2005 Financial Outlook; Solid Growth in Core Business Practices
             Dampened by Weakness in Legacy Broadcast Fax

    ATLANTA--(BUSINESS WIRE)--Sept. 13, 2005--Premiere Global Services, Inc. (NYSE: PGI), a global outsource provider of business communications services and business process solutions, today announced that it has lowered its financial outlook for the remainder of the year. The Company anticipates revenues in 2005 will be in the range of $494 to $498 million and diluted EPS from continuing operations will be in the range of $0.66 to $0.67 in 2005, excluding a pre-tax restructuring charge of approximately $2.0 million expected to be incurred during the third quarter as a result of cost-saving initiatives. The Company anticipates that cash flows from operating activities will total approximately $94 million in 2005.
    "Our revised guidance reflects challenges that arose in the third quarter, in which we experienced unexpected fall-out from prolonged regulatory uncertainty concerning our legacy fax business and greater seasonal softness than expected," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "We overcame the challenge faced earlier this year of replacing revenue from our largest conferencing customer, IBM, and our core business is experiencing solid growth. I am confident that we will manage through this situation. Our Company remains strong and I am excited about our future for a number of reasons:
    First, we offer a compelling business value to our customers by applying innovative communication technologies that automate and simplify business processes in four core business practices:
Conferencing and Collaboration, Notification Management, Marketing Automation and Document Management. We estimate the addressable market size for these services is over $10 billion* and growing, and we continue to experience double-digit annual growth in these core practice offerings. Unfortunately, we expect this growth will be offset in the second half of the year by a drop in legacy broadcast fax revenue of approximately 30% in North America from the same period in 2004, which is a significant increase in the rate of decline over recent years. We project that by the end of the year, our legacy North American broadcast fax business will represent less than 7% of consolidated revenues. This decrease is in addition to the previously announced expected decline of approximately $17 million in revenue from IBM also in the second half of 2005.
    Second, our management team is focused on specific initiatives to increase our revenues and profitability. In the area of revenue growth, we are focused on continuing to embed our solutions into repetitive business processes, like service alerts, collections automation, electronic statement distribution and daily collaboration activities that we believe moves us up the value chain and produces more predictable revenue. Additionally, we have re-aligned our sales resources into four core business practices since the beginning of the year, and plan to continue to meaningfully improve sales productivity through more effective marketing support. In the area of profitability, we plan to accelerate our efforts to automate our internal service delivery and support activities to eliminate costs and to streamline procedures. In doing so, we hope to create a richer customer experience for our enterprise users. We believe these actions will result in significant cost savings beginning in the second half of next year.
    Finally, our cash flow remains strong with $94 million of cash flows from operating activities expected this year. This cash flow gives us the flexibility to continue to invest in strategic growth opportunities, such as the recent acquisition of Netspoke and its Web collaboration platform, and in our Company's stock, where we have repurchased nearly 800,000 shares in this quarter alone."
    Statements contained in this press release are based on Premiere Global Services' current expectations as of September 13, 2005. These statements are forward-looking statements and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.

    * Source: Wainhouse Research and Company estimates

    Conference Call

    The Company will hold a conference call at 5:30 p.m. Eastern this afternoon to discuss its revised financial outlook. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (800) 810-0924 (US & Canada) or (913) 981-4900 (International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Global service, and can be accessed at http://ir.premiereglobal.com. You may also follow this link for details on the Internet replay and for the text of the release.
    A replay will be available following the call at 8:00 p.m. Eastern today through midnight Eastern September 23, 2005, and can be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820
(International). The confirmation code is 9634924. The Webcast of this call will be archived on the Company's Website at http://ir.premiereglobal.com.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc. (formerly Ptek Holdings, Inc.) provides business communications services and business process solutions that enable enterprise customers to automate and simplify components of their critical business processes and to communicate more effectively with their constituents.
    We offer data management and delivery solutions and conferencing and collaboration services on an outsource-basis, hosted on our global proprietary platforms. Customers apply our communication technologies-based solutions to a number of business processes, such as receivables collections, continuing education, alerts and notifications, investor calls, statement and invoice delivery, international collaboration, document automation, and other applications, in order to increase efficiency, to improve productivity and to raise customer satisfaction levels.
    With over 2,230 employees in 19 countries around the world, Premiere Global Services(SM) has an established customer base of approximately 56,000 corporate accounts, including a majority of the Fortune 500. Our corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2004. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.


    CONTACT: Premiere Global Services, Inc., Atlanta
             Investor Calls
             Sean O'Brien, 404/262-8462